Exhibit 10.2

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CONFIDENTIAL

MANUFACTURING SERVICES AGREEMENT

between

JABIL CIRCUIT, INC.

and

Ulthera Inc.

INDEX

SECTION 1 DEFINITIONS		Page 1

SECTION 2 LIST OF SCHEDULES		Page 4

SECTION 3 BUILD SCHEDULE FORECASTS		Page 4

SECTION 4 MANUFACTURING SERVICES		Page 4

4.1	Testing	4
4.2	Packaging and Shipping	4
4.3	Items to be Supplied by Company	5
4.4	Items to be Supplied by Jabil	5
4.5	Company Inspection	5
4.6	Materials Procurement	5
4.7	Materials Declaration	5
4.8	Product Evaluation	6

SECTION 5 WARRANTY & REMEDY		Page 6

5.1	Jabil Warranty	6
5.2	Repair or Replacement of Defective Product	6
5.3	Limitation of Warranty	6
5.4	ECO Upgrade	7

SECTION 6 LIMITATION OF DAMAGES		Page 7

SECTION 7 DELIVERY, RISK OF LOSS AND PAYMENT TERMS		Page 7

7.1	Payment	7
7.2	Taxes	8

SECTION 8 IMPORT AND EXPORT		Page 8

SECTION 9 DESIGN or REPAIR SERVICES: US GOVERNMENT CONTRACTS		Page 8

SECTION 10 CHANGE ORDERS, RESCHEDULING AND CANCELLATION		Page 8

10.1	Changes to Manufacturing Services, Packaging and Shipping Specifications and Test Procedures	8
10.2	Production Increases	9
10.3	Product Configuration Changes and Engineering Changes	9
10.4	Treatment of Obsolete/End-of-Life Material	9
10.5	Rescheduled Delivery and Cancellation of Orders	9
10.6	Termination Charges	10
10.7	Duty to Mitigate Costs	11

SECTION 11 TERM		Page 11

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SECTION 12 TERMINATION		Page 11

12.1	Termination for Convenience	11
12.2	Termination for Cause	11
12.3	Termination for Bankruptcy/Insolvency	11
12.4	Termination Consequences	11

SECTION 13 CONFIDENTIALITY		Page 11

13.1	Confidentiality Obligations	12
13.2	Employees, Agents and Representatives	12
13.3	Term and Enforcement	12
13.4	Return of Proprietary Information and Technology	12

SECTION 14 INTELLECTUAL PROPERTY RIGHTS; ASSIGNMENT		Page 13

14.1	Jabil Existing Intellectual Property	12
14.2	Jabil Created Intellectual Property	13

SECTION 15 MANUFACTURING RIGHTS		Page 13

SECTION 16 COMPANY WARRANTY AND INDEMNIFICATION		Page 13

SECTION 17 RELATIONSHIP OF PARTIES		Page 14

SECTION 18 INSURANCE		Page 14

SECTION 19 PUBLICITY		Page 14

SECTION 20 FORCE MAJEURE		Page 14

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SECTION 21 MISCELLANEOUS		Page 14

21.1	Notices	14
21.2	Attorney’s Fees and Costs	15
21.3	Amendment	15
21.4	Partial Invalidity	15
21.5	Monies	15
21.6	Entire Agreement	15
21.7	Binding Effect	16
21.8	Waiver	16
21.9	Captions	16
21.10	Construction	16
21.11	Section References	16
21.12	Business Day	16
21.13	Dispute Resolution	16
21.14	Other Documents	16
21.15	Counterparts	16
21.16	Governing Law and Jurisdiction	17

SCHEDULES:

SCHEDULE 1—STATEMENT OF WORK		19

SCHEDULE 2—CURRENCY POLICY		21

SCHEDULE 3—MANUFACTURING SERVICES LETTER AGREEMENT (if applicable)

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MANUFACTURING SERVICES AGREEMENT

This Manufacturing Agreement (“Agreement”) is entered into by and between Jabil Circuit, Inc., a Delaware corporation (“Jabil”), having offices at 10560 Dr. M.L. King Jr. Street North St. Petersburg, Florida 33716, on behalf of Jabil and its Subsidiaries, and Ulthera, Inc (“Company”), having its principal place of business at 2150 S. Country Club Drive, Suite 21, Mesa, Arizona 85210. Jabil and Company are referred to herein as “Party” or “Parties”.

RECITALS

A. Jabil is in the business of designing, developing, manufacturing, testing, configuring, assembling, packaging and shipping electronic assemblies and systems.

B. Company is in the business of designing, developing, distributing, marketing and selling products containing electronic assemblies and systems.

C. Whereas, the Parties desire that Jabil manufacture, test, configure, assemble, package and/or ship certain electronic assemblies and systems pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

TERMS

1 Definitions. In addition to terms defined elsewhere in this Agreement, the capitalized terms set forth below shall have the following meaning:

1.1 “Additional Services” means services such as, design for manufacturability, manufacturing design test support, computer assisted design for manufacturability, test development services, volume production and advanced packaging technologies all as specified and approved by Company and agreed to by Jabil.

1.2 “Affiliate” means with respect to a Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with, the specified Person or an officer, director or [***]% or more shareholder of the specified Person. For purposes of the preceding sentence, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, or direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, [***]% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, [***]% or more of any class of equity interest).

1.3 “Build Schedule” means a manufacturing schedule provided to Jabil by Company in writing which specifies the Product to be manufactured, including the quantity of each Product, its description and part number, shipping instructions and requested delivery date.

1.4 “Build Schedule Forecast” means the monthly forecast provided to Jabil by Company, in writing, of quantity requirements of each Product that Company anticipates requiring during the next twelve (12) month period.

1.5 “Commercially Reasonable Efforts” means those efforts that would be deemed both commercially practicable and reasonably financially prudent after having taken into account all relevant commercial considerations. “Relevant commercial considerations” shall be deemed to include, without limitation, (1) all pertinent

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facts and circumstances; (2) financial costs; (3) resource availability and impact; (4) probability of success; and (5) other commercial practicalities.

1.6 “Components Supplied by Company” means those components or materials that Company provides, directly or indirectly, to Jabil to be incorporated into the Product.

1.7 “EDI” shall mean electronic data interchange.

1.8 “Effective Date” shall mean the date upon which the terms and conditions of this Agreement shall become effective by and between the Parties. The Parties have agreed that the Effective Date of this Agreement shall be the 22nd day of December, 2011, or if no date is entered here, the last date of signature.

1.9 “Fee and Price Schedule” shall mean the prices and fees set forth Schedule 1.

1.10 “FOB” shall mean the shipper must at its own expense and risk transport the goods to the place of destination.

1.11 “including” shall be defined to have the meaning “including, without limitation.”

1.12 “in writing” shall mean written documents, EDI with phone confirmation, verified faxes and successfully transmitted e-mails.

1.13 “Jabil Circuit, Inc.” and “Jabil” shall be defined to include any Jabil Subsidiary.

1.14 “Jabil Created Intellectual Property” means any discoveries, inventions, technical information, procedures, manufacturing or other processes, software, firmware, technology, know-how or other intellectual property rights newly created or developed, and reduced to practice by or for Jabil in manufacturing any Product provided pursuant to this Agreement, or (ii) performing the Manufacturing Services or any other work provided pursuant to this Agreement; but shall not include any

(i) Jabil Existing Intellectual Property, or (ii) Company Intellectual Property

1.15 “Jabil Existing Intellectual Property” means any discoveries, inventions, technical information, procedures, manufacturing or other processes, software, firmware, technology, know-how or other intellectual property rights owned or developed by Jabil outside of this Agreement or owned or controlled by Jabil prior to the execution of this Agreement that are used by Jabil in creating, or are embodied within, any Product, the Manufacturing Services or other work performed under this Agreement; and all improvements, modifications or enhancements to the foregoing made by or on behalf of Jabil.

1.16 “Jabil Intellectual Property” shall mean both Jabil Created Intellectual Property and Jabil Existing Intellectual Property, collectively.

1.16(a) Company Existing Intellectual Property” means any discoveries, inventions, technical information, procedures, manufacturing or other processes, software, firmware, technology, know-how or other intellectual property rights owned or developed by Company, or owned or controlled by Company, prior to or subsequent to the execution of this Agreement, that are provided by Company to Jabil under this Agreement embodied within, any Product, the Manufacturing Services or other work performed under this Agreement; and all improvements, modifications or enhancements to the foregoing made by or on behalf of Jabil pursuant to this Agreement.

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1.17 “Jabil Manufacturing Process” means Jabil’s process employed to manufacture, test, configure and assemble Product manufactured for Company pursuant to the terms of this Agreement.

1.18 “Lead-time” means the mutually agreed upon minimum amount of time in advance of shipment that Jabil must receive a Build Schedule in order to deliver Product by the requested delivery date.

1.19 “Loaned Equipment” means capital equipment (including tools) which is loaned to Jabil by or on behalf of Company to be used by Jabil to perform the Manufacturing Services and includes all equipment, tools and fixtures purchased specifically for Company, by Jabil, to perform the Manufacturing Services and that are paid for in full by Company.

1.20 “Manufacturing Services” means the services performed by Jabil hereunder which shall include but not be limited to manufacturing, testing, configuring, assembling, packaging and/or shipping of the Product, including any Additional Services, all in accordance with the Specifications.

1.21 “Materials Declaration Requirements” means any requirements, obligations, standards, duties or responsibilities pursuant to any environmental, product composition and/or materials declaration laws, directives, or regulations, including international laws and treaties regarding such subject matter; and any regulations, interpretive guidance or enforcement policies related to any of the foregoing, including for example: Directive 2002/95/EC of the European Parliament and of the Council of 27 January 2003 on the restriction of the use of certain hazardous substances in electrical and electronic equipment (“RoHS”), Directive 2002/96/EC of the European Parliament and of the Council of 27 January 2003 on waste electrical and electronic equipment (“WEEE”), and European Union Member State implementations of the foregoing; the People’s Republic of China (PRC) Measures for the Administration of the Control of Pollution by Electronic Information Products (                      ) promulgated on February 28, 2006 (including any pre-market certification (“CCC mark”) requirements thereunder and including relevant standards adopted by the PRC Ministry of Information Industry or other applicable PRC authority); PRC General Administration of Quality Supervision, Inspection and Quarantine’s Circular 441 (2006); Japanese Industrial Standard C0950:2005; the California Electronic Waste Recycling Act of 2003; and/or other similar legislation.

1.22 “NRE Costs” shall consist of expenses incurred by Jabil under this Agreement, including design engineering services, testing, fixturing and tooling and other out-of-pocket costs.

1.23 “Packaging and Shipping Specifications” means the packaging and shipping specifications set forth in Schedule 1 and otherwise supplied and/or approved by Company.

1.24 “Person” means any corporation, business entity, natural person, firm, joint venture, limited or general partnership, limited liability entity, limited liability partnership, trust, unincorporated organization, association, government, or any department or agency of any government.

1.25 “Product(s)” means the product(s) manufactured and assembled by Jabil on behalf of Company under this Agreement as identified in Schedule 1 (or any subsequent Schedule 1 prepared for any product to be manufactured hereunder) including any updates, renewals, modifications or amendments thereto.

1.26 “Proprietary Information and Technology” means software, firmware, hardware, technology and know-how and other proprietary information or intellectual property embodied therein that is known, owned or licensed by and proprietary to either Party and not generally available to the public, including plans, analyses, trade secrets, patent rights, copyrights, trademarks, inventions, fees and pricing information, operating procedures, procedure manuals, processes, methods, computer applications, programs and designs, and any processed or collected

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data. The failure to label any of the foregoing as “confidential” or “proprietary” shall not mean it is not Proprietary Information and Technology.

1.27 “Specifications” means the technical specifications for manufacturing set forth in Schedule 1 and otherwise supplied and/or approved by Company. Specifications may be amended from time to time by amendments in the form of written engineering change orders agreed to by the Parties.

1.28 “SOW” means the statement of work for each Product set forth in any Schedule 1 as amended in writing from time to time upon mutual agreement of the Parties.

1.29 “Subsidiary(ies)” means any corporation, partnership, joint venture, limited liability entity, trust, association or other business entity of which a Party or one or more of its Subsidiaries, owns or controls more than 50% of the voting power for the election of directors, managers, partners, trustees or similar parties.

1.30 “Suppliers Designated by Company” means suppliers designated, specified and/or approved by Company.

1.31 “Test Procedures” means the testing specifications, standards, procedures and parameters set forth in Schedule 1 and otherwise supplied and/or approved by Company.

1.32 “Unique Components” means those non-standard components or materials procured exclusively for incorporation into the Product.

2 List of Schedules. This Agreement includes the following Schedules for each Product to be manufactured hereunder, which are hereby incorporated herein and made a part of this Agreement:

Schedule 1—Statement of Work

Schedule 2—Currency Policy

Schedule 3—Manufacturing Services Letter Agreement (if applicable)

3 Build Schedule Forecasts. Within ten (10) business days following the execution of this Agreement, Company shall provide Jabil with a Build Schedule Forecast. The Build Schedule Forecast shall be updated by Company, in writing, on at least a monthly basis. Any rescheduling or cancellation of the orders set forth in a Build Schedule Forecast shall be subject to the terms set forth in Section 10.5.

4 Manufacturing Services. Jabil will manufacture the Product in accordance with the Specifications and any applicable Build Schedules. Jabil will reply to each proposed Build Schedule that is submitted in accordance with the terms of this Agreement by notifying Company of its acceptance or rejection within three (3) business days of receipt of any proposed Build Schedule. In the event of Jabil’s rejection of a proposed Build Schedule, Jabil’s notice of rejection will specify the basis for such rejection. When requested by Company, and subject to appropriate fee and cost adjustments, Jabil will provide Additional Services for existing or future Product manufactured by Jabil. Company shall be solely responsible for the sufficiency and adequacy of the Specifications [***].

4.1 Testing. Jabil will test the Product in accordance with the Test Procedures. Company shall be solely responsible for the sufficiency and adequacy of the Test Procedures [***].

4.2 Packaging and Shipping. Jabil will package and ship the Product in accordance with Packaging and Shipping Specifications. Company shall be solely responsible for the sufficiency and adequacy of the Packaging and Shipping Specifications [***].

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4.3 Items to be Supplied by Company. Company shall supply to Jabil, according to the terms and conditions specified herein, Company Proprietary Information and Technology and, if applicable, the Loaned Equipment, Components Supplied by Company and Unique Components necessary for Jabil to perform the Manufacturing Services. Company will also provide to Jabil all Specifications, Test Procedures, Packaging and Shipping Specifications, Product design drawings, approved vendor listings, material component descriptions (including approved substitutions), manufacturing process requirements, and any other specifications necessary for Jabil to perform the Manufacturing Services. Company shall be solely responsible for delay in delivery, defects and enforcement of warranties related to the Loaned Equipment, Components Supplied by Company and Unique Components [***].

4.4 Items to be Supplied by Jabil. Jabil will employ the Jabil Manufacturing Process, any required manufacturing technology, manufacturing capacity, labor, transportation logistics, systems and facilities necessary for Jabil to perform the Manufacturing Services. Jabil will provide in writing to the Company a high level description of the Jabil Manufacturing Process and any required manufacturing technology, manufacturing capacity, labor, transportation logistics, systems and facilities necessary for Jabil to perform the Manufacturing Services, for the sole purpose of enabling Company to evaluate Jabil’s ability to perform under this Agreement. Any proprietary information provided to Company shall be considered as Jabil confidential under the terms of this Agreement.

4.5 Company Inspection. Company shall have the right, upon reasonable advance notice, during normal business hours and at its expense to inspect, review, monitor and oversee the Manufacturing Services, provided that such inspection shall not disrupt Jabil’s normal business operations. Company shall cause each of its employees, agents and representatives who have access to Jabil’s facilities, to maintain, preserve and protect all Proprietary Information and Technology of Jabil and the confidential or proprietary information and technology of Jabil’s other customers.

4.6 Materials Procurement. Jabil will use Commercially Reasonable Efforts to procure components, per Company’s approved vendor list, necessary to fulfill mutually agreed upon Build Schedules. Company shall be responsible for the performance of suppliers and quality of the components.Jabil will provide procurement and engineering resources to support supplier failure investigations where supplier does not meet delivery requirements and/or quality issues outside established specifications. Jabil will assist company in component failure analysis both internally and externally. Cost associated with the failure analysis will be passed on to the Company upon mutual agreement

4.7 Materials Declaration. Company represents and warrants that the Product is not subject to Materials Declaration Requirements. Where Company notifies Jabil in writing that the Product is subject to Materials Declaration Requirements, Jabil will use Commercially Reasonable Efforts to assist Company in procuring parts, components and/or materials that are compliant with Materials Declaration Requirements. However, Company understands and agrees that:

4.7.1 Company is responsible for notifying Jabil in writing of the specific Materials Declaration Requirements that Company determines to be applicable to the Product and shall be solely liable for the adequacy and sufficiency of such determination and information;

4.7.2 Any information regarding Materials Declaration Requirements compliance of parts, components, packaging or materials used in the Products shall come from the relevant supplier. Jabil does not test, certify or otherwise warrant component, part, packaging or materials compliance, on a homogenous material level or any other level, with Materials Declaration Requirements; and

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4.7.3 Company is ultimately and solely responsible for ensuring that any parts, components or materials used in the Products, and the Product itself, are compliant with applicable Materials Declaration Requirements.

Notwithstanding any other provision set forth in this Agreement, including amendments, attachments, or any other document incorporated herein, this Section 4.7 [***].

4.8 Product Evaluation. Company shall evaluate each Product to determine if it conforms, in all material respects, to the Specifications. Company shall give Jabil written notice of any rejection of a Product within ten (10) business days following Company’s receipt of such Product (“Evaluation Period”). Such written notice of rejection of a Product for failure to materially conform to the Specifications shall include a detailed and complete description of Company’s basis for asserting that the Product does not materially conform to the Specifications (“Specification Notice”). If Company fails to provide such Specification Notice to Jabil within the Evaluation Period, such Product shall be deemed to comply with the Specifications. If Jabil disputes the basis for rejection set forth in a Specification Notice, it shall provide written notice of the same to Company within ten (10) business days following receipt of the Specification Notice (“Notice of Disputed Defect”). Any such dispute shall be resolved by the Parties in accordance with the provisions of Section 21.13. Any specified times for delivery of such Products set forth herein shall be tolled during the dispute resolution procedure set forth above. If Jabil does not dispute the basis for rejection set forth in a Specification Notice Jabil shall follow its standard return process as set forth in Section 5.2 herein. The evaluation procedures set forth in this Section 4.7 shall apply to any redelivered Product.

4.9 Materials kitting. Jabil will provide service to kit components to ship to Company for the purposes of transducer assembly and testing. The kitting service will be subject to cost of materials [***].

5 Warranty & Remedy.

5.1 Jabil Warranty. Jabil warrants (i) that it will manufacture the Product in accordance with IPC-A 610 Class 2 workmanship standard, and (ii) that at the time of manufacture, the Product will conform, in all material respects, to the Specifications. The above warranty shall remain in effect for a period of [***] from the date any Product is initially delivered to Company or to Company’s designated carrier (“Warranty Period”). This warranty is extended to, and may only be enforced by, Company.

5.2 Repair or Replacement of Defective Product. In accordance with Jabil’s standard return material authorization process and procedure (“RMA”), Jabil will either repair or replace, in its sole discretion, any Product that contains a defect caused by a breach of the warranty set forth in this Section 5 provided that the Product is received within thirty (30) days following the end of any applicable Warranty Period (“RMA Product”). If Company desires to return a Product based on a claim of breach of the warranty set forth in this Section 5, Company shall request an RMA number from Jabil. Company shall then consign the alleged defective Product, FOB Jabil’s designated repair facility, and specify the Jabil assigned RMA number. Jabil will analyze any such RMA Product and, if a breach of warranty is found (“Defect”), then Jabil will repair or replace the RMA Product within fifteen (15) business days of receipt by Jabil of the RMA Product and all required associated documentation. In the event a Defect is found, Jabil will reimburse Company for the reasonable cost of transporting the RMA Product to Jabil’s designated repair facility and Jabil will deliver the repaired RMA Product or its replacement, FCA Company’s designated destination. [***] incurred to analyze and, if requested by Company, repair or replace the non-Defective RMA Product and [***]. Limitation of Warranty. THE REMEDY SET FORTH IN SECTION 5.2 SHALL CONSTITUTE COMPANY’S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THE WARRANTY MADE BY JABIL HEREIN OR ANY OTHER OBLIGATION OF JABIL HEREUNDER. THE WARRANTY SET FORTH IN THIS SECTION 5 IS IN LIEU OF, AND JABIL EXPRESSLY DISCLAIMS, AND COMPANY EXPRESSLY WAIVES, ALL OTHER WARRANTIES AND REPRESENTATIONS OF ANY KIND WHATSOEVER WHETHER EXPRESS, IMPLIED, STATUTORY,

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ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING COMPLIANCE WITH MATERIALS DECLARATION REQUIREMENTS, ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT OR MISAPPROPRIATION OF ANY RIGHT, TITLE OR INTEREST OF COMPANY OR ANY THIRD PARTY. COMPANY UNDERSTANDS AND AGREES THAT IT SHALL HAVE FULL AND EXCLUSIVE LIABILITY WITH RESPECT TO ANY PRODUCT, WHETHER FOR PRODUCT DESIGN LIABILITY, PRODUCT LIABILITY, DAMAGE TO PERSON OR PROPERTY AND/OR INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN STATEMENT OR REPRESENTATION BY JABIL, ITS AGENTS OR EMPLOYEES SHALL CONSTITUTE OR CREATE A WARRANTY OR EXPAND THE SCOPE OF ANY WARRANTY HEREUNDER.

JABIL’S WARRANTY SHALL NOT APPLY TO ANY PRODUCT JABIL DETERMINES TO HAVE BEEN SUBJECTED TO TESTING FOR OTHER THAN SPECIFIED ELECTRICAL CHARACTERISTICS OR TO OPERATING AND/OR ENVIRONMENTAL CONDITIONS IN EXCESS OF THE MAXIMUM VALUES ESTABLISHED IN APPLICABLE SPECIFICATIONS, OR TO HAVE BEEN THE SUBJECT OF MISHANDLING, ACCIDENT, MISUSE, NEGLECT, IMPROPER TESTING, IMPROPER OR UNAUTHORIZED REPAIR, ALTERATION, DAMAGE, ASSEMBLY, PROCESSING OR ANY OTHER INAPPROPRIATE OR UNAUTHORIZED ACTION OR INACTION THAT ALTERS PHYSICAL OR ELECTRICAL PROPERTIES. THIS WARRANTY SHALL NOT APPLY TO ANY DEFECT IN THE PRODUCT ARISING FROM ANY DRAWING, DESIGN, SPECIFICATION, PROCESS, TESTING OR OTHER PROCEDURE, ADJUSTMENT OR MODIFICATION SUPPLIED AND/OR APPROVED BY COMPANY.

5.4 ECO Upgrade. RMA’s for engineering change order (ECO) upgrades will also be subject to the RMA process. Jabil will analyze the ECO and provide a per unit upgrade cost and expected completion and delivery date.

6 Limitation of Damages

EXCEPT WITH REGARD TO ANY INDEMNITIES SET FORTH HEREIN, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON OR ENTITY UNDER ANY CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE, OR OTHER LEGAL OR EQUITABLE CLAIM OR THEORY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOODWILL OR BUSINESS PROFITS, LOST REVENUE, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, OR FOR ANY AND ALL OTHER DAMAGES, LOSS, OR EXEMPLARY OR PUNITIVE DAMAGES WHETHER SUCH PARTY WAS INFORMED OR WAS AWARE OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. THE FOREGOING SHALL NOT EXCLUDE OR LIMIT EITHER PARTY’S LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM ITS NEGLIGENCE TO THE EXTENT THAT SUCH LIABILITY CANNOT BY LAW BE LIMITED OR EXCLUDED.

7 Delivery, Risk of Loss and Payment Terms. For purposes of this Agreement delivery shall be FCA (per Incoterms 2000) Jabil’s facility and deemed to have occurred, and all risk of loss shall be transferred to Company, when Product (or any other items) are tendered to the carrier approved by Company. The Fee and Price Schedule will be [***] on a [***] and will be [***] applicable to the manufacture of the Product. [***] will not be included in the [***]. For any shipments where Jabil acts as an agent in completing the Shipper’s Export Declaration and managing Company’s exports on behalf of Company, where the Company is the exporter of record (Principal Party in Interest—PPI), the Company hereby grants Jabil Power of Attorney to act on its behalf in managing its exports.

7.1 Payment. Company shall pay Jabil all monies when due, including all NRE Costs associated with this Agreement. Payment of all invoices shall be net forty-five (45) days from date of invoice. Payment to

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Jabil shall be in U.S. dollars and in immediately available funds. In the event any amounts are invoiced or paid in a different currency, the process in Schedule 2 “Currency Policy” will apply. Company hereby unconditionally guarantees the payment by any of its subsidiaries or Affiliates who place orders under this Agreement to Jabil and/or its Affiliates. Any equipment, tooling, component, material or other goods or property, which is purchased by Jabil in order to perform its obligations under this Agreement, shall become the property of Company once Jabil is reimbursed for all NRE Costs. Jabil shall invoice Company for actual outstanding NRE Costs and other monies due at monthly intervals (or such other intervals as deemed appropriate) during the term of this Agreement and upon cancellation, termination or expiration of this Agreement. Jabil agrees to request advance written approval from Company should resource requirements, and thereby NRE Costs, increase materially relative to estimated NRE Costs initially agreed by the Parties. Upon such request, Jabil shall provide to Company reasonably detailed supporting documentation and/or descriptions of the NRE Costs for which Jabil seeks reimbursement.

7.2 Taxes. Company shall be responsible for all federal, foreign, state and local sales, use, excise and other taxes (except taxes based on Jabil’s income), all delivery, shipping, and transportation charges and all foreign agent or brokerage fees, document fees, custom charges and duties.

8 Import and Export. Company shall be responsible for obtaining any required import or export licenses necessary for Jabil to ship Product, including certificates of origin, manufacturer’s affidavits, and U.S. Federal Communications Commission’s identifier, if applicable and any other licenses required under US or foreign law and Company shall be the importer of record. Company agrees that it shall not export, re-export, resell or transfer, or otherwise require Jabil to ship or deliver any Product, assembly, component or any technical data or software which violate any export controls or limitations imposed by the United States or any other governmental authority, or to any country for which an export license or other governmental approval is required at the time of export without first obtaining all necessary licenses and approvals and paying all duties and fees. Company shall provide Jabil with all licenses, certifications, approvals and authorizations in order to permit Jabil to comply with all import and export laws, rules and regulations for the shipment and delivery of the Product. Company shall also be responsible for complying with any legislation or regulations governing the importation of the Product into the country of destination and for payment of any duties thereon.

9 Design or Repair Services; US Government Contracts. In the event that the Parties agree that Jabil will provide design or repair (i.e., out of warranty) services for Company, or US government subcontract services for Company, the terms and conditions of such services shall be set forth in a mutually agreed upon separate agreement prior to the commencement of any such services. No FAR, DFAR, or any other FAR Supplement clauses shall be applicable to this Agreement. If Company requires Jabil to perform any of the foregoing services prior to execution of a separate services agreement, Jabil’s services will be provided “as is” and Company shall be fully responsible for any claims or liability arising from such services and corresponding deliverables or products.

10	Change Orders, Rescheduling and Cancellation.

10.1 Changes to Manufacturing Services, Packaging and Shipping Specifications and Test Procedures. Company or Jabil may, in writing, request a change to the Manufacturing Services, Packaging and Shipping Specifications and Test Procedures at any time. Jabil will analyze the requested change and provide Company with an assessment of the effect in writing that the requested change will have on cost, manufacturing, scheduling, delivery and implementation. Company will be responsible for all costs associated with any accepted changes. Any such change shall be documented in a written change order and shall become effective only upon mutual written agreement of both Parties to the terms and conditions of such change order, including changes in time required for performance, cost and applicable delivery schedules.

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10.2 Production Increases. Company may, in writing, request increases in production volume of Product for an outstanding Build Schedule at any time. Jabil will analyze the request and determine if it can meet the requested increase within the required Lead-time. If Jabil can satisfy the requested increase it will provide Company with a new Build Schedule setting forth the expected delivery date of the changed order. If Jabil is unable to satisfy or comply with Company’s requested increase in production volume within the requested time frame for delivery, Jabil will provide the reasons preventing Jabil from satisfying the requested increase within five (5) business days after receipt of Company’s request. Any such change shall be documented in a written change order and shall become effective only upon mutual written agreement of both Parties to the terms and conditions of such change order, including changes in time required for performance, cost and applicable delivery schedules.

10.3 Product Configuration Changes and Engineering Changes. Company may request configuration or engineering changes to Product in writing at any time. Jabil will analyze the request and determine if it can meet the requested changes within the required Lead-time. If Jabil can satisfy the requested change it will provide Company within five (5) business days after receipt of the configuration or engineering request notice, a notice of acceptance of the requested changes along with any additional costs and expected changes to delivery schedules. If Jabil is unable to satisfy or comply with Company’s requested changes within the requested time frame for delivery, Jabil will provide the reasons preventing Jabil from satisfying the requested increase within five (5) business days after receipt of Company’s request. Any such change shall be documented in writing and shall become effective only upon mutual written agreement of both Parties of the terms and conditions of such change, including changes in time required for performance, cost (including cost of materials on hand or on order in accordance with original Build Schedule) and applicable delivery schedules.

10.4 Treatment of Obsolete/End-of-Life Material. Upon receiving notice from Company of an engineering change or that any Product, component or assembly has become obsolete or has reached end-of-life for which Company is canceling any portion of a then-current Build Schedule, Jabil will, within a reasonable period after receiving such notice, provide Company with an analysis of [***] for components and materials acquired or scheduled to be acquired to manufacture such Product under the relevant accepted Build Schedule(s). Company’s [***]. Jabil will use Commercially Reasonable Efforts to assist Company in [***] by taking the following steps:

•	As soon as is commercially practical reduce or cancel component and material orders to the extent contractually permitted.

•	Return all components and materials to the extent contractually permitted.

•	Make all Commercially Reasonable Efforts to sell components and materials to third parties.

•	Assist Company to determine whether current work in progress should be completed, scrapped or shipped “as is”.

10.5 Rescheduled Delivery and Cancellation of Orders. Company may request Jabil to reschedule the delivery date for Product(s) and cancel pending orders in accordance with this Section 10.5. The charges to Company for deferring or accelerating delivery of an order (rescheduled) or cancellation of an order are outlined below:

a.	12 months forecast with following condition: see below

b.	[***] of Transducer.

c.	Transducer shelf life is 6 months after filled with liquid. If Ulthera wants to push out any one version during [***] Jabil will build the units but will [***]. The [***] will not be subjected to the charges set forth in schedule 10.5

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Current plus 3 months	No changes to the total qty. Hard PO’s
[***] for month 2 and onwards [***]
Jabil will review the change request and notify Ulthera with-in 2 days if this request can be meet
4th month to 6th month	[***]
7th month to 9 month	[***]
10th to 12th month	[***]

In addition to the charges set forth above, Company shall be responsible for all inventory costs resulting from a reschedule or cancellation. Such inventory costs shall be billed on a monthly basis [***], and shall be applied to the inventory applicable to the rescheduled or cancelled order. Reschedules in excess of the maximum deferred quantity or period (set forth above) will be considered cancellations and subject to applicable cancellation charges. Reschedules and cancellations may result in [***]. In addition to the charges and costs set forth above, Company shall also be [***].

10.6 Termination Charges. Upon termination, expiration or cancellation of this Agreement for any reason, Jabil shall submit to Company Jabil’s invoices for termination/cancellation charges within (a) sixty (60) days from the effective date of such termination, expiration or cancellation for materials and component costs and applicable margin and (b) sixty (60) days after the end of the 6 month period following termination, expiration or cancellation for [***]. Jabil’s invoice for such charges shall be based upon costs incurred by Jabil up to the date of termination, expiration or cancellation (“Termination Effective Date”) and shall also include the following: (i) costs accrued after the Termination Effective Date but resulting from such termination, expiration or cancellation; (ii) applicable margin in all cases and (iii) [***] due to such termination, expiration or cancellation for up to six months from the date of the Termination Effective Date in accordance with U.S. Generally Accepted Accounting Principles. Jabil will provide to Company all information reasonably necessary to confirm the [***] due to termination, expiration or cancellation. To the extent that Jabil cannot mitigate its costs as set forth in Section 10.7 below, upon cancellation, expiration or termination for any reason, Company’s obligation shall be to pay the charges claimed by Jabil as follows:

10.6.1 The applicable price for the Product of which Jabil has completed manufacture prior to the Termination Effective Date pursuant to an issued Build Schedule for which payment has not been made;

10.6.2 Reimbursements for material acquisition costs, components, subassemblies and work-in-process at the time of Termination Effective Date which were purchased or ordered pursuant to issued Build Schedules or Build Schedule Forecasts plus applicable margin;

10.6.3 Jabil’s reasonable cancellation costs incurred for components, materials and subcontracted items that Jabil had on order on behalf of Company on the Termination Effective Date pursuant to issued Build Schedules or Build Schedule Forecasts plus applicable margin;

10.6.4 Except in the event of termination due to Jabil’s default hereunder, [***] up to six months after the Termination Effective Date; and

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10.6.5 Jabil’s [***] purchased by [***] specifically for the [***] under this Agreement. All goods for which Company shall have [***] of [***] or more shall be held by Jabil for Company’s account and Company may arrange for its acquisition of them on AS-IS, WHERE-IS basis.

10.7 Duty to Mitigate Costs. Both Parties shall, in good faith, undertake Commercially Reasonable Efforts to mitigate the costs of termination, expiration or cancellation. Jabil shall make Commercially Reasonable Efforts to cancel all applicable component and material purchase orders and reduce component inventory through return for credit programs or allocate such components and materials for alternate Company programs if applicable, or other customer orders provided the same can be used within thirty (30) days of the termination date.

11 Term. The term of this Agreement shall begin on the Effective Date and shall end upon final payment to Jabil of all monies due to Jabil under this Agreement. Notwithstanding the foregoing, Sections 4.1, 4.2, 4.3, 4.6, 5, 6, 7, 8, 10.4, 10.5, 10.6, 10.7, 11, 12.4, 13, 14, 15, 16, 17, 19 and 21 herein shall survive the expiration, cancellation or termination of this Agreement.

12 Termination. This Agreement may be terminated as follows:

12.1 Termination for Convenience. This Agreement may be terminated at any time upon the mutual written consent of the Parties or upon the date for termination set forth in a written notice given by one Party to the other not less than one hundred and eighty (180) days prior to such date.

12.2 Termination for Cause. Either Party may terminate this Agreement based on the material breach by the other Party of the terms of this Agreement, provided that the Party alleged to be in material breach receives written notice setting forth the nature of the breach at least thirty (30) days prior to the intended termination date. During such time the Party in material breach may cure the alleged breach and if such breach is cured within such thirty (30) day period, no termination will occur and this Agreement will continue in accordance with its terms. If such breach shall not have been cured, termination shall occur upon the termination date set forth in such notice.

12.3 Termination for Bankruptcy/Insolvency. Upon the happening of any of the following events with respect to a Party, this Agreement may be terminated immediately:

12.3.1 The appointment of a receiver or custodian to take possession of any or all of the assets of a Party, or should a Party make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or a substantial portion of a Party’s assets, and such attachment, execution or seizure is not discharged within thirty (30) days.

12.3.2 A Party becomes a debtor, either voluntarily or involuntarily, under Title 11 of the United States Code or any other similar law and, in the case of an involuntary proceeding, such proceeding is not dismissed within thirty (30) days of the date of filing.

12.3.3 The dissolution or termination of the existence of a Party whether voluntarily, by operation of law or otherwise.

12.4 Termination Consequences. If this Agreement is terminated for any reason, Company shall not be excused from performing its obligations under this Agreement with respect to payment for all monies due Jabil hereunder including fees, costs and expenses incurred by Jabil up to and including the Termination Effective Date.

13 Confidentiality.

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13.1. Confidentiality Obligations. In order to protect both Parties’ Proprietary Information and Technology the Parties agree that each Party shall use the same degree of care, but no less than a reasonable degree of care, as such Party uses with respect to its own similar information to protect the Proprietary Information and Technology of the other Party and to prevent any use of Proprietary Information and Technology other than for the purposes of this Agreement. This Section 13 imposes no obligation upon a Party with respect to Proprietary Information and Technology which (a) was lawfully known to such Party before receipt from the disclosing Party; (b) is or becomes publicly available through no fault of the receiving Party; (c) is rightfully received by the receiving Party from a third party without a duty of confidentiality; (d) is disclosed by the disclosing Party to a third party without imposing a duty of confidentiality on the third party; (e) is independently developed by the receiving Party without a breach of this Agreement; or (f) is disclosed by the receiving Party with the disclosing Party’s prior written approval. If a Party is required by a government body or court of law to disclose Proprietary Information and Technology, this Agreement or any portion hereof, then such Party agrees to give the other Party reasonable advance notice so that the other Party may seek a protective order or otherwise contest the disclosure.

13.2. Employees, Agents and Representatives. Each Party represents and warrants to the other that it has adopted policies and procedures with respect to the receipt and disclosure of confidential or proprietary information, such as the Proprietary Information and Technology with its employees, agents and representatives. Each Party represents and warrants to the other Party that it will cause each of its employees, agents and representatives to maintain and protect the confidentiality of the other Party’s Proprietary Information and Technology.

13.3. Term and Enforcement. The confidentiality obligation set forth in this Agreement shall be observed during the term of the Agreement and for a period of five (5) years following the termination of this Agreement. Each Party acknowledges that a breach of any of the terms of this Section 13 may cause the non-breaching Party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching Party may institute an action to enjoin the breaching Party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and shall be in addition to any other relief to which the non-breaching Party may be entitled at law or in equity. Such remedy shall not be subject to the arbitration provisions set forth in Section 21.13.

13.4. Return of Proprietary Information and Technology. Upon the termination, cancellation or expiration of this Agreement all Proprietary Information and Technology shall, upon written request, be returned to the respective Party, or at the respective Party’s discretion, destroyed by the receiving Party.

14 Intellectual Property Rights; Assignment.

14.1 Jabil Existing Intellectual Property. Jabil shall retain all right, title and ownership to any Jabil Existing Intellectual Property. Jabil will not incorporate any Jabil Existing Intellectual Property into any Product without providing the Company with prior written notice describing with specificity the relevant Jabil Existing Intellectual Property. Upon full payment of all monies due and owing under this Agreement, for the relevant Products, and all other monies due and owing to Jabil pursuant to any other related agreement executed by the Parties, for the relevant Products, Jabil will grant to Company a worldwide, non-exclusive, fully paid-up, royalty free right and license under Jabil’s intellectual property rights to the Jabil Existing Intellectual Property only insofar as is required for Company to use, sell or distribute the Product provided as part of the Manufacturing Services performed by Jabil pursuant to this Agreement; provided however, that no license to manufacturing processes and/or manufacturing process improvements shall be granted hereunder.

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14.2 Jabil Created Intellectual Property. Jabil shall retain all right, title and ownership to any Jabil Created Intellectual Property that is incorporated into any Product that is prepared as part of the Manufacturing Services or into any other work provided pursuant to this Agreement or any other related agreement executed by the Parties. Upon full payment of all monies due and owing under this Agreement and all other monies due and owing to Jabil pursuant to any other related agreement executed by the Parties, Jabil will assign to Company all of Jabil’s right, title and interest in and to the Jabil Created Intellectual Property. Company hereby grants to Jabil a worldwide, non-exclusive, irrevocable, fully paid-up, royalty-free right and license in and to the Jabil Created Intellectual Property.

15 Manufacturing Rights. In consideration of the transfer by Jabil of the rights to the Jabil Intellectual Property, Company grants Jabil exclusive manufacturing rights for one hundred percent (100%) of Company’s products that contain any Jabil Intellectual Property and/or any Company product containing a “derivative” of the Jabil Intellectual Property. For the purposes of this Agreement, a derivative is defined as [***]. These manufacturing rights shall remain exclusive for the life of any Company product unless the Parties mutually agree that the term of manufacturing exclusivity shall be for a shorter period as specifically set forth in any other related agreement executed by the Parties. In the event that manufacturing is subsequently transferred to a third party, Company and Jabil shall mutually agree upon the terms and conditions of, and shall use Commercially Reasonable Efforts to facilitate, such transfer. In such event, Company shall, at a minimum, be liable for all monies due Jabil as set forth herein and any other monies due Jabil as set forth in any other related agreement executed by the Parties.

16 Company Warranty and Indemnification.

16.1 Except as set forth in Section 16.2 below, Company agrees to indemnify, defend and hold Jabil and its employees, Subsidiaries, Affiliates, successors and assigns harmless from and against all claims, damages, losses, costs and expenses, including attorneys’ fees, arising from any recall, replacement or impoundment of any Product and any third party claims asserted against Jabil and its employees, Subsidiaries, Affiliates, successors and assigns, that are based in part or in whole on any of the following: (a) Specifications, Company Proprietary Information and Technology, any Product, or any information, technology and processes supplied and/or approved by Company or otherwise required by Company of Jabil; (b) actual or alleged noncompliance with Materials Declaration Requirements; (c) [***] infringes or violates any patent, copyright or other intellectual property right of a third party, and (d) design or product liability alleging that any item in subsection (a) has caused or will in the future cause damages of any kind. Jabil may employ counsel, at its own expense to assist Jabil with respect to any such claims, provided that if such counsel is necessary because of a conflict of interest with Company or its counsel or because Company does not assume control of the defense of a claim for which Company is obligated to indemnify Jabil hereunder, Company shall bear such expense. Company shall not enter into any settlement that affects Jabil’s rights or interests without Jabil’s prior written approval, which shall not be unreasonably withheld. Jabil will provide such assistance and cooperation as is reasonably requested by Company or its counsel in connection with such indemnified claims.

16.2 Except as set forth in 16.1 above, Jabil agrees to indemnify, defend and hold Company and its employees, Subsidiaries, Affiliates, successors and assigns harmless from and against all claims, damages, losses, costs and expenses, including attorneys’ fees, arising from any third party claims asserted against Company and its employees, Subsidiaries, Affiliates, successors and assigns, that are based in part or in whole on any of the following: (a) an allegation that the manufacturing processes supplied by Jabil hereunder, infringe or violate any patent, copyright or other intellectual property right of a third party, or (b) third party claims for bodily injury or tangible property damage to the extent such claim is based on a manufacturing defect solely and proximately caused by Jabil’s gross negligence or willful misconduct- Company may employ counsel, at its own expense to assist Company with respect to any such claims, provided that if such counsel is necessary because of a conflict of interest with Jabil or its counsel or because Jabil does not assume control of the defense of a claim for which Jabil is obligated to indemnify Company hereunder, Jabil shall bear such expense. Jabil shall not enter into any settlement that affects Company’s rights or interests without Company’s prior written approval, which shall not be unreasonably withheld. Company will provide such assistance and cooperation as is reasonably requested by Jabil or its counsel in connection with such indemnified claims.

17 Relationship of Parties. Jabil shall perform its obligations hereunder as an independent contractor. Nothing contained herein shall be construed to imply a partnership or joint venture relationship between the Parties. The Parties

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shall not be entitled to create any obligations on behalf of the other Party, except as expressly contemplated by this Agreement. The Parties will not enter into any contracts with third parties in the name of the other Party without the prior written consent of the other Party.

18 Insurance. Each Party will keep its business and properties insured at all times against such risks for which insurance is usually maintained by reasonably prudent Persons engaged in a similar business (including insurance for hazards and insurance against liability on account of damage to Persons or property and insurance under all applicable workers’ compensation laws). The insurance maintained shall be in such monies and with such limits and deductibles usually carried by Persons engaged in the same or a similar business. Jabil will ensure that the Company is provided additional insured status via Jabil’s blanket additional insured coverage, as applicable, and, at Company’s request, will furnish to Company copies of certificates of insurance.

19 Publicity. Without the consent of the other Party, neither Party shall refer to this Agreement in any publicity or advertising or disclose to any third party any of the terms of this Agreement. Notwithstanding the foregoing, neither Party will be prevented from, at any time, furnishing any information to any governmental or regulatory authority, including the United States Securities and Exchange Commission or any other foreign stock exchange regulatory authority, that it is by law, regulation, rule or other legal process obligated to disclose, so long as the other Party is given advance written notice of such disclosure pursuant to Section 13.1. A Party may disclose the existence of this Agreement and its terms to its attorneys and accountants, suppliers, customers and others only to the extent necessary to perform its obligations and enforce its rights hereunder.

20 Force Majeure. Neither Party will be liable for any delay in performing, or for failing to perform, its obligations under this Agreement (other than the payment of money) resulting from any cause beyond its reasonable control including, acts of God; blackouts; power failures; inclement weather; fire; explosions; floods; hurricanes; typhoons; tornadoes; earthquakes; epidemics; strikes; work stoppages; labor, component or material shortages; slow-downs; industrial disputes; sabotage; accidents; destruction of production facilities; riots or civil disturbances; acts of government or governmental agencies, including changes in law or regulations that materially and adversely impact the Party, and U.S. Government priority orders or contracts; provided that the Party affected by such event promptly notifies (in no event more than ten (10) business days of discovery of the event) the other Party of the event. If the delays caused by the force majeure conditions are not cured within sixty (60) days of the force majeure event, then either Party may immediately terminate this Agreement. Termination of this Agreement pursuant to this Section 20 shall not affect Company’s obligation to pay Jabil, as set forth herein.

21 Miscellaneous.

21.1 Notices. All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid), by facsimile or EDI (with telephone confirmation) addressed to the respective Parties at the following addresses:

Notice to Jabil:	Jabil Circuit, Inc.
10560 Dr. M.L. King Jr. Street North
St. Petersburg, FL 33716
Facsimile: ( )
Attn:

with a copy to:	Jabil Circuit, Inc.
10560 Dr. M.L. King Jr. Street North
St. Petersburg, FL 33716

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Facsimile: (727) 803-3415
Attn: General Counsel

Notice to Company:	Ulthera, Inc.
2150 S. Country Club Drive, Suite 27

Mesa, Arizona 85210
Attn: President

with a copy to:	The Phoenix Law Group
8765 E. Bell Road, Suite 110
Scottsdale, AZ 85260

Attn: Joel J. Agena

21.2 Attorneys’ Fees and Costs. In the event that attorneys’ fees or other costs are incurred to enforce payment or performance of any obligation, agreement or covenant between the Parties or to establish damages for the breach of any obligation, agreement or covenant under this Agreement, or to obtain any other appropriate relief under this Agreement, whether by way of prosecution or defense, the prevailing Party shall be entitled to recover from the other Party its reasonable attorneys’ fees and costs, including any appellate fees and the costs, fees and expenses incurred to enforce or collect such judgment or award and any other relief granted.

21.3 Amendment. No course of dealing between the Parties hereto shall be effective to amend, modify, or change any provision of this Agreement. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Party against whom such change is to be enforced. The Parties may, subject to the provisions of this Section 21.3, from time to time, enter into supplemental written agreements for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of the Parties under this Agreement or any Schedule hereto. Any such supplemental written agreement executed by the Parties shall be binding upon the Parties.

21.4 Partial Invalidity. Whenever possible, each provision of this Agreement shall be interpreted in such a way as to be effective and valid under applicable law. If a provision is prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

21.5 Monies. All references to monies in this Agreement shall be deemed to mean lawful monies of the United States of America.

21.6 Entire Agreement. This Agreement, the Schedules and any addenda attached hereto or referenced herein, constitute the complete and exclusive statement of the agreement of the Parties with respect to the subject matter of this Agreement, and replace and supersede all prior agreements and negotiations by and between the Parties. Each Party acknowledges and agrees that no agreements, representations, warranties or collateral promises or inducements have been made by any Party to this Agreement except as expressly set forth herein or in the Schedules and any addenda attached hereto or referenced herein, and that it has not relied upon any other agreement or document, or any verbal statement or act in executing this Agreement. These acknowledgments and agreements are contractual and not mere recitals. In the event of any inconsistency between the provisions of this Agreement and any Schedule and any addenda attached hereto or referenced herein, the provisions of this Agreement shall prevail unless expressly stipulated

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otherwise, in writing executed by the Parties. Pre-printed language on each Party’s forms, including purchase orders, shall not constitute part of this Agreement and shall be deemed unenforceable.

21.7 Binding Effect. This Agreement shall be binding on the Parties and their successors and assigns; provided, however, that neither Party shall assign, delegate or transfer, in whole or in part, this Agreement or any of its rights or obligations arising hereunder without the prior written consent of the other Party. Any purported assignment without such consent shall be null and void. Notwithstanding the foregoing, Jabil shall have the right to assign its rights to receive monies hereunder without the prior written consent of Company.

21.8 Waiver. Waiver by either Party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or a waiver of any other breach of the same or any other provision of this Agreement.

21.9 Captions. The captions contained in this Agreement are inserted only as a matter of convenience or reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

21.10 Construction. Since both Parties have engaged in the drafting of this Agreement, no presumption of construction against any Party shall apply.

21.11 Section References. All references to Sections or Schedules shall be deemed to be references to Sections of this Agreement and Schedules attached to this Agreement, except to the extent that any such reference specifically refers to another document. All references to Sections shall be deemed to also refer to all subsections of such Sections, if any.

21.12 Business Day. If any time period set forth in this Agreement expires upon a Saturday, Sunday or U.S. national, legal or bank holiday, such period shall be extended to and through the next succeeding business day.

21.13 Dispute Resolution

21.13.1 The Parties shall use good faith efforts to resolve disputes, within twenty (20) business days of notice of such dispute. Such efforts shall include escalation of such dispute to the corporate officer level of each Party.

21.13.2 If the Parties cannot resolve any such dispute within said twenty (20) business day period, the matter shall be submitted to arbitration for resolution. Arbitration will be initiated by filing a demand at the Phoenix , Arizona regional office of the American Arbitration Association (“AAA”).

21.14 Disputes will be heard and determined by a panel of three arbitrators. Each Party will appoint one arbitrator to serve on the panel. A neutral arbitrator will be appointed by the AAA. All arbitrators must have significant experience in resolving disputes involving electronic manufacturing and design services.

21.15 Within fifteen (15) business days following the selection of the arbitrator, the Parties shall present their claims to the arbitrator for determination. Within ten (10) business days of the presentation of the claims of the Parties to the arbitrator, the arbitrator shall issue a written opinion. To the extent the matters in dispute are provided for in whole or in part in this Agreement, the arbitrator shall be bound to follow such provisions to the extent applicable. In the absence of fraud, gross misconduct or an error in law appearing on the face of the determination, order or award issued by the arbitrator, the written decision of the arbitrator shall be final and binding upon the Parties. The prevailing

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Party in the arbitration proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and expenses including travel-related expenses.

21.16 Other Documents. The Parties shall take all such actions and execute all such documents that may be necessary to carry out the purposes of this Agreement, whether or not specifically provided for in this Agreement.

21.17 Counterparts. This Agreement may be executed by facsimile and delivered in one or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one agreement.

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14.3 Governing Law and Jurisdiction. This Agreement and the interpretation of its terms shall be governed by the laws of the State of Arizona , without application of conflicts of law principles. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The Parties hereby agree that the State and Federal Courts with jurisdiction over disputes arising in Pinellas County, Florida shall have exclusive jurisdiction over any litigation hereunder.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

COMPANY		JABIL CIRCUIT, INC.

By:	/s/ William Fender	By:	/s/ Mohammed Mohiuddin
	Signature		Signature

Name:	William Fender	Name:	Mohammed Mohiuddin
	(Print)		(Print)

Title:	VP, Operations	Title:	Business Unit Manager

Date:	12/22/2011	Date:	12/22/2011

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SCHEDULE 1

TO MANUFACTURING SERVICES AGREEMENT

BETWEEN JABIL AND COMPANY

STATEMENT OF WORK

Product Description: The Ulthera system consists of a re-usable, capital subsystems and a multi-patient use disposable subsystem. The re-usable subsystems include the Ulthera ® Control Unit and the Ulthera ® DeepSEE Handpiece. The multi-patient use disposable subsystem consists of the Ulthera ® DeepSEE ® 4 MHz, 4.5mm Transducer, Ulthera ® DeepSEE ® 7 MHZ, 3.0 Transducer, Ulthera ® DeepSEE ® 7 MHZ, 4.5 mm Transducer, Ulthera ® DeepSEE ® 7 MHZ,3.0mm Narrow Transducer, Ulthera ® DeepSEE ® [10 MHz, 1.5mm Transducer, and the Ulthera ® DeepSEE ® 10 MHZ, 1.5mm Narrow Transducer. New products associated with Ulthera Systems will be added as needed

•	Specifications: Provided to Jabil as part of the requirements deliverable including BOM’s, drawings, models, specifications, work instructions

•	Quote with EAU and NRE cost: Exhibit A

•	Components and Materials Requirements: See note above for Specifications

•	Test Procedures: See note above for Specifications

•	Packaging and Shipping Specifications: See note above for Specifications

•	Suppliers Designated by Company: Customer BOM with AML (Approved Manufacturer List)

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SCHEDULE 2

TO MANUFACTURING SERVICES AGREEMENT

BETWEEN JABIL AND COMPANY

CURRENCY POLICY

1) Jabil will invoice in US dollars as agreed with Company in Section 7.1 of the Agreement, and remain fixed in that currency unless otherwise mutually agreed by both parties in writing.

2) For materials that are purchased outside of the currencies identified in Section 7.1 of the Agreement, pricing will be [***].

3) Currency process:

[***]

4) [***]

5) Calculation method:

a)	All references to “month” in this section shall be read as “calendar month.”

b)	The following details how certain currencies will be established:

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Euro Based Currencies

The Euro outright forward contract rates are calculated as follows [***].

United States Dollar Based Currencies

Rates against United States Dollar are calculated as follows [***].

Indian Rupee

Rates for Indian Rupees are calculated as follows [***].

Brazilian Real

The Brazilian Real [***].

Mexican Peso

The spot rate for Mexican Peso, [***].

Malaysian Ringgit

Rates for Malaysian Ringgits are calculated as follows [***].

Chinese Renminbi

Rates for the Chinese Renminbi [***].

Other Currencies

For other currencies not defined above, a mutually agreed process of establishing such rates will be defined.

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EHIBIT A

Transducer Quote

[***]

JBL073	Manufacturing Services Agreement

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.